EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

To the Stockholders and Board of Directors of
Collectors Universe, Inc.

We consent to the incorporation by reference in Registration Statements No. 333-85962, No. 333-34554, No. 333-34556 and No. 333-34558 of Collectors Universe, Inc. on Form S-8 of our report dated August 26, 2002, except for paragraph 5 of Note 12, as to which the date is September 10, 2002, appearing in this Annual Report on Form 10-K of Collectors Universe, Inc. for the year ended June 30, 2002.

DELOITTE & TOUCHE LLP

Costa Mesa, California
September 27, 2002